CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 of the Registration Statement on Form SB-2 of our report dated April 2, 2007 on the consolidated statements of Assured Pharmacy, Inc. and subsidiaries (formerly known as eRXSYS, Inc.) for the year ended December 31, 2006, which appears in such Registration Statement. We also consent to the reference to us under the heading “Expert” in such Registration Statement.

/s/ MILLER, ELLIN & COMPANY, LLP

New York, New York
May 9, 2007